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                                                               Exhibit No. 16.2
                                                               ----------------

                                                   605 Third Avenue
                                                   New York, NY 10158-0142
                                                   212 599-0100
                                                   FAX  212 370-4520

                            Grant Thornton
                            Grant Thornton LLP     Accountants and
                                                   Management Consultants

                                                   The U. S. Member Firm of
                                                   Grant Thornton International




February 2, 1998


Securities and Exchange Commission
Washington, D.C.  20549


Re:  Pivot Rules, Inc.
        File No. 333-22895


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Pivot Rules, Inc. dated January 29, 1998, and agree with the statements contained therein.


Very truly yours,

/s/ Grant Thornton LLP